UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 2

to

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 31, 2010

Vanguard Energy Group Inc.
(Exact name of Registrant as specified in its charter)

            Florida                           000-51422                         20-1068608
(State or other jurisdiction         (Commission                          (IRS Employer
of incorporation)                         File No.)                         Identification No.)

601 Seafarer Circle Suite 402
Jupiter, FL 33477
561-249-1354

(Address and Telephone Number of Principal Executive Offices)

(f/k/a eSecureSoft Company)

Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 2 to Form 8-K is being filed to provide clarification of certain information in the Form 8-K filed on August 11, 2010 and form 8-K/A Amendment No. 2 filed on August 24, 2010.

ITEM 4.01 Changes in Registrant's Certifying Accountant.

(a) Since the inception of Vanguard Energy Group, Inc. (the "Company") (f/k/a eSecureSoft Company) on November 21, 2003 the firm of Wieseneck, Andres & Company, P.A., North Palm Beach, Florida ("Wieseneck Andres") served as the Company's independent public accounting firm.  On April 22, 2008 Wieseneck Andres entered into a settlement agreement with the Public Company Accounting Oversight Board ("PCAOB") whereby Mr. Thomas B. Andres and the firm Wieseneck, Andres & Company, PA could not be affiliated with any PCAOB firm for a period of two (2) years. The PCAOB revoked the registration of Wieseneck, Andres & Company, P.A. ("Wieseneck Andres") on April 22, 2008 because of violations of PCAOB rules and standards in connection with audits of financial statements.  This settlement was reported in PCAOB Release No. 105-2008-001 and can be viewed at

http://pcaobus.org/Enforcement/Decisions/Documents/04-22_Wieseneck.pdf

Wieseneck, Andres & Company, P.A., was dismissed as the Company's independent public accounting firm on April 22, 2008.

In connection with the audits of the Company's financial statements for the fiscal years ended May 31, 2007 and 2006 and through the interim periods through  April 22, 2008 (date of dismissal), there were (i) no disagreements between the Company and Wieseneck Andres on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Wieseneck Andres, would have caused Wieseneck Andres to make reference to the subject matter of the disagreement in their report on the Company's financial statements for such year or for any reporting period since the Company's last fiscal year end and (ii) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

The audit reports of Wieseneck Andres on the financial statements of the Company as of and for the years ended May 31, 2007 and 2006 and for the interm period ended February 28, 2008 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

As of this date, Wieseneck Andres is no longer registered with the PCAOB, and the Company may not include audited reports issued by Wieseneck Andres in its filings with the Commission.  Since the year ended May 31, 2008 needs to include audited financials as of May 31, 2007 the Company has recently appointed a PCAOB registered firm to re-audit the May 31, 2007 financial statements, if neccessary.  The Company has not been able to obtain an Exhibit 16 letter to attach to this form 8-K at this time.

(b) Engagement of D. Brooks and Associates CPA's, P.A.  On August 5, 2010, the audit committee of the Company's Board of Directors authorized the appointment of the firm D. Brooks and Associates CPA's, P.A. ("Brooks") to serve as the Registrant's independent registered public accounting firm to audit the Registrant's financial statements for the Registrant's fiscal years ended May 31, 2007, 2008, 2009 and 2010 and to issue a report on the Registrant's financial statements for such fiscal year. The decision to engage Brooks was approved by the Registrant's Board of Directors.

During the past two fiscal years, the Registrant did not consult Brooks with respect to any of the matters or events listed in Regulation S-K Item 304(a)(2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Vanguard Energy Group Inc.
(Registrant)

                                           Date: August 31, 2010

                                           /s/ Richard C. Turner
                                          Richard C. Turner
                                          Treasurer and Chief Financial Officer
                                          Vanguard Energy Group Inc.